UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 14, 2005

PubliCARD, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	0-29794	23-0991870
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Rockefeller Plaza, 14th Floor,
New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code  (212) 651-3102

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 1, 2005, Harry I. Freund, Chairman of PubliCARD, Inc. (the “Company”), and Jay S. Goldsmith, Vice Chairman of the Company, resigned their officer positions with the Company. Mr. Freund and Mr. Goldsmith remain as Chairman and Vice Chairman of the Board of Directors of the Company, respectively. From October 1998 through December 2004, Mr. Freund and Mr. Goldsmith received compensation in respect of their officer positions as Chairman and Vice Chairman of the Company, respectively. For the year ended December 31, 2004, annual compensation in such capacity was $150,000 each. Pursuant to informal arrangements with the Company, effective January 1, 2005, Mr. Freund and Mr. Goldsmith each began to receive annual compensation at the rate of $100,000 per year as Chairman and Vice Chairman of the Board of Directors, respectively, and for providing certain services as described below. These arrangements have indefinite terms and are terminable at any time by either party.

Mr. Freund and Mr. Goldsmith provide advice and counsel to the Company on a variety of strategic and financial matters, including business acquisitions and divestitures, raising capital and shareholder relations. Mr. Freund and Mr. Goldsmith do not render any services in connection with the day-to-day operations of the Company. Services are provided on a less than full time basis, with the amount of time varying depending on the activities in which the Company is engaged from time to time. The arrangements with the Company do not provide for a minimum amount of time to be spent on Company matters by Messrs. Freund and Goldsmith.

Through September 30, 2000, directors who were not officers of the Company were paid $2,500 per month for services as directors and, in addition, $750 per day for each meeting of the board or of shareholders that they attended without regard to the number of meetings attended each day. Effective October 1, 2000, the monthly retainer and per diem fees were suspended. Effective May 1, 2005, the Company reinstituted compensation for non-employee directors, excluding the Chairman and Vice Chairman of the Board of Directors, at the rate of $2,000 per month.

On May 17, 2005, the Directors Compensation Committee recommended, and the Board of Directors approved, the compensation for non-employee directors, including such amounts received by Mr. Freund and Mr. Goldsmith.

Item 2.02 Results of Operations and Financial Condition

On November 14, 2005, PubliCARD, Inc. announced its results of operations for the three and nine months ended September 30, 2005. A copy of the press release announcing the results of operations is filed as Exhibit 99.1.

The information in this report, including the exhibit, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section. Furthermore, the information in this report, including the exhibit, shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 1, 2005, Harry I. Freund, Chairman of PubliCARD, Inc., and Jay S. Goldsmith, Vice Chairman of PubliCARD, Inc., resigned their officer positions with the Company. Mr. Freund and Mr. Goldsmith remain as Chairman and Vice Chairman of the Board of Directors of the Company, respectively. Mr. Freund and Mr. Goldsmith remain as Chairman and Vice Chairman of the Board of Directors of the Company, respectively.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits

10.1	Description of the registrant’s compensation and reimbursement practices of its directors

99.1	Press release dated November 14, 2005 announcing the results of operations for the three and nine months ended September 30, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PubliCARD, Inc. Registrant

Date: November 14, 2005	By:	/s/ Antonio L. DeLise
Antonio L. DeLise, President,
Chief Executive Officer, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Description of the registrant’s compensation and reimbursement practices of its directors

99.1	Press release dated November 14, 2005 announcing the results of operations for the three and nine months ended September 30, 2005